UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-16159	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

13859 Progress Boulevard, Suite 100, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Cope)

Registrant’s telephone number, including area code

(386) 462-6800

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On its Current Report on Form 8-K originally filed on October 6, 2011 (the “Report”), the Registrant reported that on September 30, 2011, LecTec Corporation (“LecTec”) completed its business combination with AxoGen Corporation (“AC”) in accordance with terms of an Agreement and Plan of Merger, dated as of May 31, 2011, by and among LecTec, Nerve Merger Sub Corp., a subsidiary of LecTec (“Merger Sub”), and AC, which the parties amended on June 30, 2011 and August 9, 2011 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into AC, with AC continuing after the merger as the surviving corporation and a wholly owned subsidiary of LecTec (the “Merger”). Immediately following the Merger, LecTec changed its name to AxoGen, Inc. (“AxoGen” or the “Company”), and the Company determined to continue to engage Lurie, Besikof, Lapidus & Company LLP (“LBL”), which audited the financial statements of LecTec for its fiscal years through December 31, 2010, as the Company’s independent registered public accounting firm.

For accounting purposes, AC is deemed to have acquired LecTec pursuant to the transactions contemplated by the Merger, and the historical financial statements of AC are considered to be the historical financial statements of the Company after the merger, pursuant to the rules and regulations of the Securities and Exchange Commission. In accordance with the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission, set forth in Section 4520.3 of the Division’s Financial Reporting Manual, this Amendment No. 1 to the Report is being filed to disclose that, in connection with the Merger, (i) the Company dismissed Cross, Fernandez & Riley, LLP (“CFR”), which audited the financial statements of AC as of and for each of the two years ended December 31, 2010 and 2009, as AC’s independent registered public accounting firm, and (ii) the Company continued to engage LBL as the Company’s independent registered public accounting firm.

Item 4.01. Change in Registrant’s Certifying Accountant

(a) Dismissal of Independent Accountant

On August 10, 2011, the Audit Committee (the “Audit Committee”) of the Board of Directors of LecTec took action to engage LBL as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 and submitted such engagement to the Board of Directors for ratification. On August 10, 2011, LecTec’s Board of Directors authorized, and directed to submit, the appointment of LBL to LecTec’s shareholders for ratification. On September 27, 2011, LecTec’s shareholders ratified such appointment by majority vote. Upon completion of the Merger, LBL continued as the independent registered public accounting firm of the Company, including its wholly owned subsidiary AC. In addition, as a result of the Merger, CFR was dismissed as AC’s independent registered public accounting firm upon completion of the Merger on September 30, 2011.

The audit report of CFR on the financial statements of AC as of and for each of the two fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that it contained an explanatory paragraph regarding AC’s ability to continue as a going concern.

During AC’s fiscal years ended December 31, 2010 and 2009 and the subsequent interim period from January 1, 2011 to the date of the dismissal of CFR, there were no disagreements with CFR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CFR’s satisfaction, would have caused CFR to make reference to the subject matter of the disagreement in connection with its report.

The Company has requested that CFR provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of the letter from CFR, dated November 14, 2011, is filed as Exhibit 16.1 to this Form 8-K/A.

(b) Engagement of New Independent Accountant

On September 27, 2011, LecTec shareholders ratified the continued engagement of LBL as the Company’s independent registered public accounting firm for the year ended December 31, 2011. LBL was LecTec’s independent registered public accounting firm prior to the Merger.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from Cross, Fernandez & Riley, LLP to the Securities and Exchange Commission, dated November 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

By:	/s/ Karen Zaderej
Karen Zaderej
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Cross, Fernandez & Riley, LLP to the Securities and Exchange Commission, dated November 14, 2011.